UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 15, 2006

iPass Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-50327	93-1214598

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3800 Bridge Parkway, Redwood Shores, California	94065
(Address of principal executive offices)	(Zip Code)
(650) 232-4100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 2.01. Completion of Acquisition or Disposition of Assets
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.23
EXHIBIT 10.24
EXHIBIT 99.1

Item 1.01. Entry into a Material Definitive Agreement.
Employment Agreement
          Pursuant to an Agreement of Merger dated December 9, 2005 (the “Merger Agreement”) by and among iPass Inc. (“iPass”), Keystone Acquisition Sub, Inc., a wholly-owned subsidiary of iPass (“Merger Sub”), and GoRemote Internet Communications, Inc. (“GoRemote”), Merger Sub merged with and into GoRemote (the “Merger”) and GoRemote became a wholly-owned subsidiary of iPass. The Merger closed and became effective on February 15, 2006.
          iPass entered into an Offer Letter dated December 9, 2005 (the “Employment Agreement”) with Thomas Thimot pursuant to which Mr. Thimot would serve as iPass’ Senior Vice President, Worldwide Sales beginning as of the Effective Time (as defined in the Merger Agreement). The effectiveness of this agreement was contingent upon the closing of the Merger. The agreement became effective upon such closing on February 15, 2006.
          Under the terms of the Employment Agreement, Mr. Thimot’s base salary is $275,000 per year, and his target annual bonus will be $180,000, based on attainment of quarterly objectives. In addition, Mr. Thimot will be eligible to earn a retention bonus equal to three months of his then-current base salary upon the completion of certain criteria. Mr. Thimot will be eligible to participate in iPass’ health, dental, vision, life, AD&D, and short term and long term disability insurance, 401(k) plan and other benefit plans at the same level and under the same terms and conditions applicable to other senior executives of iPass (other than iPass’ Chief Executive Officer). In addition, Mr. Thimot will be granted an option to purchase 200,000 shares of iPass common stock.
          In the event Mr. Thimot’s employment with iPass is terminated by iPass without cause or by Mr. Thimot for good reason within 18 months after the consummation of a Corporate Transaction (as defined in the Employment Agreement), upon his providing a general release to iPass, he will be entitled to receive a lump sum payment equal to six months of his base salary in effect as of the termination date. He will also be reimbursed for any expenses incurred by him and his dependents for the six-month period following his termination date for coverage under COBRA. All of Mr. Thimot’s iPass stock options that are unvested as of the date of the termination shall accelerate and vest in full. In addition, in the event Mr. Thimot’s employment with iPass is terminated by iPass without cause or by Mr. Thimot for good reason at any time during his employment (except during the 18 month period following the consummation of a Corporate Transaction), upon his providing a general release to iPass, he will be entitled to receive a lump sum payment equal to three months of his base salary in effect as of the termination date. He will also be reimbursed for any expenses incurred by him and his dependents for the three-month period following his termination date for coverage under COBRA. All of Mr. Thimot’s stock options granted to him by GoRemote on September 29, 2005 (as converted to iPass common stock pursuant to the Merger) and that are unvested as of the date of termination shall accelerate and vest in full.
          The summary of material terms of the Employment Agreement set forth above is qualified in its entirety by reference to the Employment Agreement, a copy of which is attached to this Report as Exhibit 10.23 and incorporated herein by reference.
Executive Transition Agreement
          On January 20, 2006, iPass entered into an employment transaction agreement (the “Transition Agreement”) with John Thuma, iPass’ Vice President, Sales Integration. The Transition Agreement was entered into in contemplation of the Merger and was only intended by iPass and Mr. Thuma to be effective in the event that the Merger closed. Now that the Merger has closed, the Transition Agreement is effective.
          Pursuant to the terms of the Transition Agreement, Mr. Thuma will continue his employment with iPass as its Vice President, Sales Integration pursuant to the terms and conditions of the Transition Agreement. Mr. Thuma’s employment will end upon the earlier to occur of the following: (i) termination of the Transition Agreement pursuant to the terms therein; or (ii) September 1, 2006 (the earlier of (i) or (ii) shall be deemed the “Separation Date” if and when it occurs). On the Separation Date, iPass will pay Mr. Thuma all accrued salary and all accrued and unused vacation earned through the Separation Date in addition to a lump sum amount of $20,833, less applicable withholdings. Between the Closing of the Merger (the “Transition Date”) and the Separation Date (the “Transition Period”), Mr. Thuma will continue to earn a semi-monthly salary of $10,416.67 in addition to any variable compensation to be earned for the first and second quarters of fiscal 2006 pursuant to the terms of iPass’ variable compensation plan. During the Transition Period, Mr. Thuma will be eligible to continue his current benefits, subject to applicable terms and limitations, and his stock options granted by iPass will continue to vest according to the terms of the applicable plan documents and stock option agreements. Any accelerated vesting provisions contained in Mr. Thuma’s stock option agreements with iPass are not affected by the Transition Agreement and remain in full force and effect. If Mr. Thuma resigns his employment during the Transition Period, or if iPass elects to terminate his employment during the Transition Period, and Mr. Thuma provides a general release to iPass, Mr. Thuma shall be entitled to: (i) a single lump sum severance payment in the amount of $62,500; (ii) a single lump sum payment of $31,250 as variable on-target compensation, subject to applicable withholdings; and (iii) COBRA health insurance coverage premium payments for a period of 12 months following the Separation Date or until the date on which Mr. Thuma first becomes eligible for other group health insurance coverage under another employer’s medical benefit plan.
          The foregoing description of the Transition Agreement is qualified in its entirety by reference to the Transition Agreement, a copy of which is attached to this Report as Exhibit 10.24 and incorporated herein by reference.
Item 2.01. Completion of Acquisition or Disposition of Assets.
Merger with GoRemote
          On February 15, 2006, pursuant to the Merger Agreement, GoRemote became a wholly-owned subsidiary of iPass and each of the approximately 43,263,431 outstanding shares of GoRemote common stock was converted into the right to receive $1.71 in cash, and each of the approximately 541,631 outstanding shares of GoRemote Series A preferred stock was converted into the right to receive $3.37 in cash. In addition, iPass assumed outstanding options to acquire approximately 8,264,243 shares of GoRemote common stock, and converted those into options to acquire approximately 1,859,193 shares of iPass common stock.
          In connection with the closing of the Merger, iPass issued a press release, which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
     (a) Financial Statements of Businesses Acquired.
     The Financial Statements required to be filed pursuant to Item 9.01(a) of Form 8-K will be filed on a Form 8-K/A as soon as practicable, but in no event later than 71 days after the date this Form 8-K is required to be filed.
     (b) Pro Forma Financial Information.
     The Pro Forma Financial Information required to be filed pursuant to Item 9.01(b) of Form 8-K will be filed on a Form 8-K/A as soon as practicable, but in no event later than 71 days after the date this Form 8-K is required to be filed.
     (d) Exhibits.

Exhibit No.	Description

2.1(1)	Agreement of Merger among iPass Inc., Keystone Acquisition Sub, Inc. and GoRemote Internet Communications, Inc. dated December 9, 2005.

10.23	Offer Letter to Thomas Thimot dated December 9, 2005.

10.24	Transition Agreement with John Thuma dated January 20, 2006.

99.1	Press Release issued by iPass Inc. dated February 15, 2006.

(1)	Filed as an exhibit to the Current Report on Form 8-K filed with the SEC on December 12, 2005, and incorporated by reference here. All schedules and exhibits (other than Exhibit A) to the Agreement of Merger have been omitted. Copies of such schedules and exhibits will be furnished supplementally to the SEC upon request.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iPass Inc.

	By:	/s/ Bruce K. Posey

		Name:	Bruce K. Posey
		Title:	Senior Vice President, General Counsel and Secretary
Dated: February 15, 2006

EXHIBIT INDEX

Exhibit No.	Description

2.1(1)	Agreement of Merger among iPass Inc., Keystone Acquisition Sub, Inc. and GoRemote Internet Communications, Inc. dated December 9, 2005.

10.23	Offer Letter to Thomas Thimot dated December 9, 2005.

10.24	Transition Agreement with John Thuma dated January 20, 2006.

99.1	Press Release issued by iPass Inc. dated February 15, 2006.

(1)	Filed as an exhibit to the Current Report on Form 8-K filed with the SEC on December 12, 2005, and incorporated by reference here. All schedules and exhibits (other than Exhibit A) to the Agreement of Merger have been omitted. Copies of such schedules and exhibits will be furnished supplementally to the SEC upon request.